                                  EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

       THIS AGREEMENT is made as of the 1st day of June, 1996, between Decatur First Bank (In Organization) (the "Bank"), a commercial bank and trust company being chartered by the State of Georgia, and Decatur First Bank Group, Inc. (the "Company"), the proposed holding company of the Bank (the Bank and the Company collectively, the "Employer"), and Judy B. Turner, a resident of the State of Georgia (the "Employee").

                                   RECITALS:

       The Employer desires to employ the Employee as the President and Chief Executive Officer of the Employer and the Employee desires to accept such employment.

       In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

 1.  Definitions.  Whenever used in this Agreement, the following terms and
     -----------
 their variant forms shall have the meaning set forth below:

     1.1  "Agreement" shall mean this Agreement and any exhibits incorporated
           ---------
 herein together with any amendments hereto made in the manner described in this Agreement.

     1.2  "Affiliate"  shall mean any business entity which controls the
           ---------
 Employer, is controlled by or is under common control with the Employer.

     1.3  "Area" shall mean the geographic area within the boundaries of
           ----
 Clayton, Dekalb, Fulton, Gwinnett, Henry and Rockdale Counties. It is the express intent of the parties that the Area as defined herein is the area where the Employee performs or performed services on behalf of the Employer under this Agreement as of, or within a reasonable time prior to, the termination of the Employee's employment hereunder.

     1.4  "Business of the Employer" shall mean the business conducted by the
           ------------------------
 Employer, which is commercial banking.

     1.5  "Cause" shall mean:
           -----

          1.5.1   With respect to termination by the Employer:

              (a) A material breach of the terms of this Agreement by the Employee, including, without limitation, failure by the Employee to perform her duties and responsibilities in the manner and to the extent required under this Agreement or a breach of any representation or warranty of the Employee set forth herein which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employee by the Employer. Such notice shall (i) specifically identify the duties that the Board of Directors believes Employee has failed to perform, (ii) state the facts upon which the Board of Directors of the Employer made such determination, and (iii) be approved by a resolution passed by two-thirds (2/3) of the directors then in office;

              (b) Conduct by the Employee that amounts to fraud, dishonesty or willful misconduct in the performance of her duties and responsibilities hereunder;

              (c) The conviction of the Employee of a felony;

              (d) Conduct by the Employee that amounts to gross and willful insubordination or inattention to her duties and responsibilities hereunder; or

              (e) Conduct by the Employee that results in removal from her position as an officer or employee of the Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over the Employer.

          1.5.2 With respect to termination by the Employee, a material diminution in the powers, responsibilities or duties of the Employee hereunder, or the failure of the Board of Directors of the Bank and the Company to elect her as President and Chief Executive Officer, or a material breach of the terms of this Agreement by the Employer which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employer by the Employee.

     1.6  "Company Information" means Confidential Information and Trade
           -------------------
Secrets.

     1.7  "Confidential Information" means data and information relating to the
           ------------------------
business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through the Employee's relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

     1.8  "Change in Control" means any one of the following events:
           -----------------

              (1) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of the Bank or the Company, as the case may be, or such other transaction as may be described under 12 C.F.R. Section 225.41(b)(1) or any successor thereto;

              (2) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

              (3) the approval by the stockholders of either the Bank or the Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

              (4) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

     1.9  "Effective Date" shall mean the date on which the Company advises the
           --------------
 Escrow Agent that the terms of the Escrow Agreement have been satisfied and instructs the Escrow Agent to release the escrowed funds to the Company.

     1.10 "Escrow Agent" shall mean The Bankers Bank.
           ------------

     1.11 "Escrow Agreement" shall mean that certain agreement by and between
           ----------------
 the Company and The Bankers Bank whereby The Bankers Bank holds in escrow the funds received from the sale of the Company's common stock until certain terms and conditions are satisfied.

     1.12 "Initial Term" shall mean that period of time commencing on June 1,
           ------------
 1996 and running until the earlier of May 31, 2001 or any termination of employment of the Employee under this Agreement as provided for in Section 3.

     1.13 "Permanent Disability" shall mean the total inability of the Employee
           --------------------
 to perform her duties under this Agreement for a period of ninety (90) consecutive days as certified by a physician chosen by the Employer and reasonably acceptable to the Employee.

     1.14 "Term" shall mean the Initial Term and all subsequent renewal
           ----
 periods.

     1.15 "Trade Secrets" means information including, but not limited to,
           -------------
 technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

 2.  Duties.
     ------

     2.1 The Employee is employed initially as the Chief Executive Officer of the Employer and, subject to the direction of the Board or its designee, shall perform and discharge well and faithfully the duties which may be assigned to her from time to time by the Employer in connection with the conduct of its business. The duties and responsibilities of the Employee are set forth on Exhibit A attached hereto.
 ---------

     2.2 In addition to the duties and responsibilities specifically assigned to the Employee pursuant to Section 2.1 hereof, the Employee shall: (1) devote substantially all of her time, energy and skill during regular business hours to the performance of the duties of her employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; (2) diligently follow and implement all management policies and decisions communicated to her by the Board; and (3) timely prepare and forward to the Board all reports and accounting as may be requested of the Employee.

     2.3 The Employee shall devote her entire business time, attention and energies to the Business of the Employer and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from (1) investing her personal assets in businesses which (subject to clause (2) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Employee in their operation or affairs and in which her participation is solely that of an investor, (2) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in her collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer and (3) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as the Board approves of such activities prior to the Employee's engaging in them.

 3.  Term and Termination.
     --------------------

     3.1  Term.  This Agreement shall remain in effect for the Initial Term. At
          ----
 the end of the Initial Term and at the end of each twelve-month extension thereof, this Agreement shall automatically be extended for a successive twelve-month period unless either party gives written notice to the other of its intent not to extend this Agreement with such written notice to be given not less than ninety (90) days prior to the end of the Initial Term or such twelve-month period. In the event such notice of non-extension is properly given, this Agreement shall terminate at the end of the remaining term then in effect.

     3.2  Termination.  During the Term, the employment of the Employee under
          -----------
 this Agreement may be terminated only as follows:


          3.2.1 By the Employer or the Employee in the event that the Company and the Bank abandon their organizational efforts or that the Effective Date does not occur on or before June 1, 1997, whichever occurs first.

          3.2.2  By the Employer:

             (a) For Cause, upon written notice to the Employee pursuant to
          Section 1.5.1 hereof, which notice has been approved by a resolution passed by two-thirds of the directors then in office, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of termination; or

             (b) Without Cause or upon the Permanent Disability of Employee at any time, provided that the Employer shall give the Employee thirty
          (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Employee under Section 4 for a period of twelve
          (12) months following termination.

          3.2.3  By the Employee:

             (a) For Cause, with no prior notice except as provided in Section 1.5, in which event the Employer shall be required to continue to meet its obligations to the Employee under Section 4 for a period of six
          (6) months following termination; or

             (b) Without Cause or upon the Permanent Disability of the Employee, provided that the Employee shall give the Company sixty (60) days' prior written notice of her intent to terminate, in which event the Employer shall have no further obligation to the Employee except future payment of any amounts due and owing under Section 4 on the effective date of the termination.

          3.2.4 By the Employee within six (6) months following a Change in Control of the Employer, provided that the Employee shall give written notice to the Employer of her intention to terminate this Agreement, in which event the Employer shall be required to continue to meet its obligations to the Employee under Section 4 for a period of six (6) months after termination.

          3.2.5 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under
          Section 4 on the effective date of termination unless otherwise set forth in the written agreement.

          3.2.6 Notwithstanding anything in this Agreement to the contrary, the term of employment shall end automatically upon the Employee's death, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under
          Section 4 on the effective date of termination.

     3.3  Effect of Termination.  Termination of the employment of the Employee
          ---------------------
 pursuant to Section 3.2 shall be without prejudice to any right or claim which may have previously accrued to either the Employer or the Employee hereunder and shall not terminate, alter, supersede or otherwise affect the terms and covenants and the rights and duties prescribed in this Agreement.

 4.  Compensation.  The Employee shall receive the following salary and
     ------------
 benefits:

     4.1  Base Salary.  During the Initial Term and until the Effective Date,
          -----------
 the Employee shall be compensated at a base rate of $6,500 per month. Thereafter, the Employee shall be compensated at a base rate of $8,000 per month. (The $6,500 and $8,000 monthly salary amounts are hereinafter referred to as "Base Salary.") The Employee's salary shall be reviewed by the Board annually, and the Employee shall be entitled to receive annually an increase in such amount, if any, as may be determined by the Board. Such salary shall be payable in accordance with the Employer's normal payroll practices.

     4.2  Incentive Compensation.
          ----------------------

          (a) Within 90 days following the end of each year of the Employer's operations, the Employer shall pay the Employee a cash bonus equal to 5% of the Company's audited consolidated pre-tax net income provided certain performance criteria (to be determined annually by mutual agreement between the Board and the Employee) are satisfied.

          (b) The Employee shall also be entitled to participate in such other bonus, incentive and other executive compensation programs as are made available to senior management of the Employer from time to time (the "Incentive Compensation").

     4.3  Stock Options.
          -------------

          (a) As of the date the Company's initial public offering is closed, the Employer will grant to the Employee a non-qualified option to purchase, at a per share purchase price of $10.00, a number of shares of the Company's common stock which is equal to 5% of the number of shares of the Company's common stock which are sold in its initial public offering. The option will become vested and exercisable in 20% increments, commencing on the anniversaries until the option grant date and continuing for the next four successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of the Employee's termination of employment or upon the applicable option expiration date. The option expiration date shall refer to a particular option increment and shall mean the tenth anniversary of the date that the option increment became vested and exercisable.

         (b) In the event of (i) termination by the Employer Without Cause (Section 3.2.2(b)), (ii) termination by the Employee For Cause (Section 3.2.3(a)), or (iii) termination by the Employee following a Change of Control (Section 3.2.4), all options granted to the Employee shall become one hundred percent (100%) vested and exercisable for a period of ninety
     (90) days after the date of the termination of employment. Any options not exercised within ninety (90) days of the date of the termination of employment shall expire.

     4.4 Health Insurance.
         ----------------

         (a) The Employer shall reimburse the Employee for the cost of premium payments paid by the Employee for the Employee's current health insurance
     (i) until such time as the Company adopts a health insurance plan for employees of the Company and the Bank, (ii) until the Company and the Bank abandon their organizational efforts, or (iii) until June 1, 1997, whichever occurs first.

         (b) In the event of (i) termination by the Employee For Cause (Section 3.2.3(a)), or (ii) termination by the Employee following a Change of Control (Section 3.2.4), the Employer shall reimburse Employee for the cost of premium payments paid by Employee to continue her then-existing health insurance as provided by the Employer for a period of six (6) months following the date of termination of employment.

         (c) In the event of termination by the Employer Without Cause (Section 3.2.2(b)), the Employer shall reimburse the Employee for the cost of premium payments paid by Employer to continue her then-existing health insurance as provided by the Employer for a period of twelve (12) months following the date of termination of employment.

     4.5 Automobile.  Beginning as of the Effective Date, the Employer will
         ----------
 lease an automobile to be used by the Employee for business and personal purposes. The Employer will pay expenses associated with the maintenance and insurance for the automobile.

     4.6 Business Expenses; Memberships.  The Employer specifically agrees to
         ------------------------------
 reimburse the Employee for (i) reasonable business (including travel) expenses incurred by her in performance of her duties hereunder, as approved from time to time by the Board, and (ii) beginning as of the Effective Date, the dues and business related expenditures, including initiation fees, associated with membership in a country club and in professional associations which are commensurate with her position; provided, however, that the Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.7 Vacation.  On a non-cumulative basis the Employee shall be entitled to
         --------
 four (4) weeks of vacation in each year of this Agreement, during which her compensation shall be paid in full. At least two consecutive weeks each year must be taken by the Employee for vacation, with other vacation to be taken at the time the Employer determines appropriate, taking into account the requirements of the Employer.

   4.8 Life Insurance.  During the term of this Agreement, the Employer will
       --------------
 provide the Employee with term life insurance coverage providing a death benefit not to exceed $500,000, payable to such beneficiary or beneficiaries as the Employee may designate.

   4.9 Benefits.  In addition to the Base Salary and Incentive Compensation, the
       --------
 Employee shall be entitled to such benefits as may be available from time to time for executives of the Employer similarly situated to the Employee. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Employer deems appropriate.

   4.10 Withholding.  The Employer may deduct from each payment of compensation
        -----------
 hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

 5.  Company Information.
     -------------------

   5.1 Ownership of Information.   All Company Information received or developed
       ------------------------
 by the Employee while employed by the Employer will remain the sole and exclusive property of the Employer.

   5.2 Obligations of the Employee.  The Employee agrees (a) to hold Company
       ---------------------------
 Information in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that the Employee is required by law to disclose any Company Information, the Employee will not make such disclosure unless (and then only to the extent that) the Employee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Employee becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of six (6) months following termination of this Agreement with respect to Confidential Information, and shall survive termination of this Agreement for so long as is permitted by the then-current Georgia Trade Secrets Act of 1990, O.C.G.A. (S)(S) 10-1-760-10-1-767, with respect to Trade Secrets.

   5.3 Delivery upon Request or Termination.  Upon request by the Employer, and
       ------------------------------------
 in any event upon termination of her employment with the Employer, the Employee will promptly deliver to the Employer all property belonging to the Employer, including without limitation all Company Information then in her possession or control.

 6.  Non-Competition.  The Employee agrees that during her employment by the
     ---------------
 Employer hereunder and, in the event of her termination other than by the Employer without Cause pursuant to Section 3.2.2(b) or by the Employee for Cause pursuant to Section 3.2.3(a), for a period of twelve (12) months thereafter, she will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on her own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer, engage in any business which is the same as or essentially the same as the Business of the Employer.

 7.  Non-Solicitation of Customers.  The Employee agrees that during her
     -----------------------------
 employment by the Employer hereunder and, in the event of her termination other than by the Employer without Cause pursuant to Section 3.2.2(b) or by the Employee for Cause pursuant to Section 3.2.3(a), for a period of twelve (12) months thereafter, she will not (except on behalf of or with the prior written consent of the Employer), within the Area, on her own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employer's customers, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of her employment, for purposes of providing products or services that are competitive with those provided by the Employer.

 8.  Non-Solicitation of Employees.  The Employee agrees that during her
     -----------------------------
 employment by the Employer hereunder and, in the event of her termination other than by the Employer without Cause pursuant to Section 3.2.2(b) or by the Employee for Cause pursuant to Section 3.2.3(a), for a period of twelve (12) months thereafter, she will not, within the Area, on her own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Employer or its Affiliates, whether or not such employee is a full-time employee or a temporary employee of the Employer or its Affiliates and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

 9.  Remedies.  The Employee agrees that the covenants contained in Sections 5
     --------
 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should she breach any of the covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Employee agree that all remedies available to the Employer or the Employee, as applicable, shall be cumulative.

 10.  Severability.  The parties agree that each of the provisions included in
      ------------
 this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

 11.  No Set-Off by the Employee.  The existence of any claim, demand, action or
      --------------------------
 cause of action by the Employee against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

 12.  Notice.  All notices and other communications required or permitted under
      ------
 this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

       (i)  If to the Employer, to it at:

            755 Commerce Drive
            Suite 516
            Decatur, Georgia 30030

       (ii) If to the Employee, to her at:

            235 Drexel Avenue
            Decatur, Georgia 30030

 13.  Assignment.  Neither party hereto may assign or delegate this Agreement or
      ----------
 any of its rights and obligations hereunder without the written consent of the other party hereto.

 14.  Waiver.  A waiver by the Employer of any breach of this Agreement by the
      ------
 Employee shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

 15.  Arbitration.  Any controversy or claim arising out of or relating to this
      -----------
 contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Employer and the Employee agree that they will seek to enforce any arbitration award only in either the State Court of Dekalb County or the federal court for the Northern District of Georgia. The Employer and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings.

 16.  Attorneys' Fees.  In the event that the parties have complied with this
      ---------------
 Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

 17.  Applicable Law.  This Agreement shall be construed and enforced under and
      --------------
 in accordance with the laws of the State of Georgia. The parties agree that any appropriate state court located in DeKalb County, Georgia, shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

 18.  Interpretation.  Words importing any gender include all genders.  Words
      --------------
 importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

 19.  Entire Agreement.  This Agreement embodies the entire and final agreement
      ----------------
 of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

 20.  Rights of Third Parties.  Nothing herein expressed is intended to or shall
      -----------------------
 be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

 21.  Survival.  The obligations of the Employee pursuant to Sections 5, 6, 7, 8
      --------
 and 9 shall survive the termination of the employment of the Employee hereunder for the period designated under each of those respective sections.

 22.  Joint and Several.  The obligation of the Bank and the Company to Employee
      -----------------
 hereunder shall be joint and several.


                 [Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, the Employer and the Employee have executed and delivered this Agreement as of the date first shown above.

                   THE EMPLOYER:

                   DECATUR FIRST BANK (IN ORGANIZATION)


                   By:  /s/ Carol G. Nickola
                      ----------------------
                   Name: Carol G. Nickola
                   Title: Personnel Committee Chair


                   DECATUR FIRST BANK GROUP, INC.


                   By:  /s/ Carol G. Nickola
                      ----------------------
                   Name: Carol G. Nickola
                   Title: Personnel Committee Chair


                   THE EMPLOYEE:


                   /s/ Judy B. Turner
                   ------------------
                   JUDY B. TURNER

                                   Exhibit A
                                   ---------

                         Initial Duties of the Employee


 The initial duties of the Employee shall include, in addition to any other duties assigned the Employee by the Board of Directors of the Bank or the Company or their respective designees, the following:

       . Foster a corporate culture that promotes ethical practices, encourages individual integrity, fulfills social responsibility, and is conducive to attracting, retaining and motivating a diverse group of top-quality employees at all levels.

       . Work with the Board of Directors to develop a long-term strategy for the Company that creates shareholder value.

       . Develop and recommend to the Board annual business plans and budgets that support the Company's long-term strategy.

       .  Manage the day-to-day business affairs of the Company appropriately.

       . Use best efforts to achieve the Company's financial and operating goals and objectives.

       . Improve the quality and value of the products and services provided by the Company.

       . Ensure that the Company maintains a satisfactory competitive position within its industry.

       . Develop an effective management team and an active plan for its development and succession, and make recommendations to the Board regarding hiring, firing and compensation.

       .  Implement major corporate policies.